ADDENDUM TO SUB-ADMINISTRATION AGREEMENT

This Agreement is entered into as of December 31, 2007 by and between JPMorgan Chase Bank, N.A. ("JPMorgan") and Touchstone Advisors, Inc. ("Touchstone").

      WHEREAS, JPMorgan entered into a Sub-Administration Agreement with Touchstone dated as of September 17, 2007 with an initial term of one year (the "Sub-Administration Agreement"); and

      WHEREAS, JPMorgan and Touchstone wish to enter into this Addendum to the Sub-Administration Agreement to extend the initial term;

      NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

   1. The Sub-Administration Agreement shall continue through December 31, 2008, and thereafter shall automatically be renewed for successive one year periods as set forth in the Sub-Administration Agreement unless it is terminated pursuant to its terms.

   2. Except for the provisions of this Addendum, the Sub-Administration Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

   3. This Addendum shall be binding upon the parties and, to the extent permitted by the Sub-Administration Agreement, their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed and delivered in its name and on its behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.                   TOUCHSTONE ADVISORS, INC.


By:           /s/ Roy E. Rogers             By:            William Dent
              ---------------------------                  ---------------------

Print Name:                                 Print Name:
              ---------------------------                  ---------------------

Print Title:  SVP                           Print Title:   Senior Vice President
              ---------------------------                  ---------------------

Date:         11-29-07                      Date:          December 31, 2007
              ---------------------------                  ---------------------